                                                                     Exhibit 2.6

                               SECOND AMENDMENT TO
                         BUSINESS COMBINATION AGREEMENT

      This document (this "Amendment") amends the Business Combination Agreement (the "BCA") dated March 31, 2005, as amended May 10, 2005, among the signatories hereto.

      The parties agree as follows:

    1. Definitions. Capitalized terms herein have the meanings given such terms in the BCA.


    2.  Amendments.

        2.1   Section 8.01(c) of the BCA is hereby amended by deleting such section in its entirety.

        2.2 The BCA is amended such that all references to Section 8.01(c) are hereby deleted.

   3. Incorporation. Section 10.02 and Article XI of the BCA are hereby incorporated into this Amendment.


                  [Remainder of Page Intentionally Left Blank]

         Signed on various dates but effective as of June 29, 2005.

                                         ICG, INC.

                                         By: /s/ William D. Campbell
                                            --------------------------------
                                            Name: William D. Campbell
                                            Title: Vice President, Secretary &
                                                   Treasurer


                                         COALQUEST DEVELOPMENT LLC


                                         By: /s/ Wendy L. Teramoto
                                             --------------------------------
                                            Name: Wendy L. Teramoto
                                            Title: Manager


                                         INTERNATIONAL COAL GROUP, INC.


                                         By: /s/ William D. Campbell
                                             --------------------------------
                                            Name: William D. Campbell
                                            Title: Vice President, Secretary &
                                                   Treasurer

                                         WLR COALQUEST HOLDING CORP.


                                         By: /s/ Wilbur L. Ross
                                             --------------------------------
                                            Name: Wilbur L. Ross
                                            Title:


                                         WHOLESALE REALTORS SUPPLY

                                         By:   WL Ross & Co LLC, on behalf of
                                         Wholesale Realtors Supply pursuant to
                                         the CoalQuest Instruction/Authorization
                                         dated March 25, 2005



                                         By: /s/ Wilbur L. Ross
                                             --------------------------------
                                            Name: Wilbur L. Ross
                                            Title: CEO and Chairman





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